Exhibit 99.1

Quotient Limited Provides First Quarter Fiscal 2022 Results
and Business Update

•	MosaiQ™ Solution
o	Transfusion Dx: Latest data confirms performance of MosaiQ Expanded IH; Expanded SDS microarray demonstrates excellent performance
o	Commercial Execution: Significant progress made with several customer evaluations scheduled; 25 separate distributor contacts established
o	New Market Segments: Successful proof of concept project further indicates full extent of MosaiQ by Quotient solution
•	Alba by Quotient: Revenues within guidance; Key future growth drivers identified and being pursued
•	Financial Position: Significantly strengthened balance sheet

JERSEY, Channel Islands, August 5, 2021 (GLOBE NEWSWIRE) -- Quotient Limited (NASDAQ:QTNT), a commercial-stage diagnostics company (Quotient or the Company), headquartered in Eysins, Switzerland, today reported its first quarter fiscal 2022 key achievements and summarized recent business developments.

MosaiQ Solution

Transfusion Dx Updates – The Company continues to make significant progress toward commercialization of its transfusion diagnostics menu:

•

Immunohematology (IH):  Preliminary data from an expanded IH EU field trial suggests the Company's recent initiatives to further improve the performance of the IH microarray have been successful.  The preliminary data are summarized below:

o	Expanded IH Preliminary EU Field Trial Data*

Antigen Type	A	B	D	C	c	E	e	k	K	Cw
Concordance	100%	100%	100%	99.8%	99.1%	100%	99.9%	100%	99.9%	100%
Antigen Type	Kpa	Fya	Fyb	Jka	Jkb	S
Concordance	99.7%	100%	98.3%	100%	99.3%	99.3%

*Based on Quotient’s initial calculations

o	Expanded IH Internal V&V Data

Antigen Type	A	B	D	C	c	E	e	k	K	Cw
Concordance	100%	100%	100%	99%	100%	100%	100%	100%	100%	100%
Antigen Type	Kpa	Fya	Fyb	Jka	Jkb	S
Concordance	100%	100%	100%	100%	99%	100%

o	Preparations for US field trials for the expanded IH microarray have commenced, with the field trials presently expected to begin in Q3 FY22.

•

Serological Disease Screening (SDS): Development is on track and recent internal tests conducted by the Company for the Expanded SDS antibody microarray demonstrated excellent clinical sensitivity performance. The US Initial SDS field trials are on track, with an expected submission of the 510(k)-pre-market notification to the US FDA around year-end.

•

Molecular Disease Screening (MDS): Recent feasibility study results conducted by the Company demonstrated good analytic performance for both RNA & DNA targets, further reinforcing the Company's belief that the MosaiQ solution can be leveraged across many applications beyond its initial transfusion applications. Additional partnerships with external parties have been established to drive progress with molecular menu development.

o	Molecular microarray development is progressing, with primers and synthetic target sequences selected for HIV-2, Hepatitis E, and West Nile Virus.

Commercial Execution – Quotient has optimized its go-to market strategy for its IH microarray to ensure a world-class experience for the customers it seeks to acquire through its participation in approximately upcoming tenders (collectively representing approximately 50% of the core European market).

•	40 countries mapped for distribution, with 25 separate distributor relationships established, with a view to driving market adoption outside of geographies in which the Company markets directly
•	Several customer evaluations scheduled to develop white papers on MosaiQ solution
•	Third peer-reviewed publication for the COVID-19 Antibody Microarray near completion supporting the advantages of the MosaiQ solution in a laboratory environment

New Market Segments – Quotient will leverage MosaiQ’s antibody/antigen detection capabilities beyond Immunohematology and infectious disease screening, and has advanced its plans this quarter with the following updates:

•

Plasma Testing: Further characterized specific market needs and confirmed fit with MosaiQ; in active discussions with market participants representing >50% of the addressable market. Testing will be included in the upcoming Expanded SDS field trials.

•

Clinical Dx: MosaiQ technology’s fit against unmet market needs have been validated, and specific development/commercialization plans are being advanced in Antibody testing-based areas such as Allergy and Autoimmune diseases.

•

Companion Dx: Results from internal proof of concept in collaboration with a third party determined the feasibility of differential Vaccine-Induced Seropositive (VISP) testing results for both sensitivity and specificity.

“The power and flexibility of the MosaiQ solution is particularly well suited for applications in these markets and discussions with potential partners and customers are gaining momentum,” said Manuel O. Méndez, Chief Executive Officer of Quotient.

Alba by Quotient – Key future growth drivers in customer, geographic, and product portfolio expansion identified; specific opportunities are being pursued and finalized.

•	Generated $9.0 million product sales in the first quarter, growing 2% over Q1 of FY21
•	Alba’s direct sales to customers and distributors grew 20%
•	OEM business decreased by -5% compared to prior year

Financial Position – Quotient significantly strengthened its balance sheet.

•	Issued $105 million in convertible debt bearing 4.75% interest
•	Negotiations to restructure or refinance outstanding debt of $133 million are progressing
•	Received a further $5.8 million payout related to the Credit Suisse Supply Chain Finance Funds. The Company remains confident it will recover the remaining outstanding amount of $28.9 million.

Fiscal First Quarter Financial Results

The Alba by Quotient reagent business generated product sales of $9.0 million in the first quarter, up 2% from the quarter ended June 30, 2020. Alba by Quotient sales were adversely impacted in Q1 of FY22 by a contractual price decrease related to the largest OEM customer and a lower number of shipping cycles. This performance was driven by a 20% growth in sales to direct product customers. Product sales related to the MosaiQ COVID-19 Antibody test were $0.04 million in the first quarter, compared to $0.1 million in the quarter ended June 30, 2020. In the quarter ended June 30, 2021, gross margin on product sales improved to 41.5% of product sales compared to the gross margin of 39.3% reported in the quarter ended June 30, 2020. In the quarter ended June 30, 2021, gross margin improved mainly related due to lower costs of operating social distancing restrictions related to the COVID-19 pandemic compared to the quarter ended June 30, 2020.

Key revenue and profit results are summarized below (expressed in thousands, except percentages)

	Quarter Ended
	June 30,
	2021	2020
Revenue:
Product sales —OEM Customers	$5,856	$6,184
Product sales — direct customers and distributors	3,145	2,629
Product sales - MosaiQ	40	111
Other revenues	48	—
Total revenue	$9,089	$8,924

Product sales from standing orders (%)	67%	69%

Gross profit	$3,799	$3,510
Gross profit as a % of total revenue	41.8%	39.3%
Gross margin on product sales (%)	41.5%	39.3%
Operating (loss)	$(21,977)	$(19,721)

Capital expenditures totaled $1.4 million in the quarter ended June 30, 2021, compared with $0.8 million in the quarter ended June 30, 2020.

Interest expense for the quarter decreased by $5.3m compared to Q1 of FY21. The lower interest expense is due to a decrease in accrued royalties and a shift of expected revenues towards markets outside of Europe and the USA.

As at June 30, 2021 Quotient had $166.7 million in available cash and other short-term investments and $218.6 million of debt and $8.3 million in an offsetting long-term cash reserve account.

Outlook for the Fiscal Year Ending March 31, 2022

•	Total product sales of Alba by Quotient reagents are expected to be in the range of $35.5 to $36.5 million compared to product sales in fiscal 2021 of $34.5 million. No other revenues are expected.
•	Capital expenditures in the range of $5 to $10 million.
•	Average monthly cash use for operations in the range of $6.5 to $7 million (excluding debt service cost and capital expenditures)

Alba by Quotient product sales in the second quarter of fiscal 2022 are expected to be within the range of $8.2 to $8.7 million, compared with $8.0 million for the second quarter of fiscal 2021.

The Company is not providing guidance on the operating loss.

Quarterly product sales can fluctuate depending upon the shipment cycles for red blood cell-based products, which account for approximately two-thirds of current product sales. These products typically experience 13 shipment cycles per year, equating to three shipments of each product per quarter, except for one quarter per year when four shipments occur. The timing of shipment of bulk antisera products to OEM customers may also move revenues from quarter to quarter. Some seasonality in demand is also experienced around holiday periods in both Europe and the United States. As a result of these factors, Quotient expects to continue to see seasonality and quarter-to-quarter variations in product sales.

Conference Call

Quotient will host a conference call on August 5th, 2021 at 8:00 a.m. Eastern Time to discuss its first quarter fiscal 2022 financial results. Participants may access the call by dialing 1-866-269-4264 in the U.S. or 1-323-347-3278 outside the U.S. The access code is 4861155. The conference call will be webcast live on the Company’s website at www.quotientbd.com.

A replay of this conference call will be available through August 12, 2021, by dialing 1-844-512-2921 in the U.S. or 1-412-317-6671 outside the U.S. The replay access code is 4861155.

About Quotient Limited

Building on over 30 years of experience in transfusion diagnostics, Quotient is a commercial-stage diagnostics company committed to delivering solutions that reshape the way diagnostics is practiced. MosaiQ, Quotient’s proprietary multiplex microarray technology, offers the world’s first fully automated, consolidated testing platform, allowing for multiple tests across different modalities. MosaiQ is designed to be a game-changing solution, which Quotient believes will increase efficiencies, improve clinical practice, deliver significant workflow improvements, and create operational cost savings to laboratories around the world. Quotient's operations are based in Eysins, Switzerland, Edinburgh, Scotland and Newtown, Pennsylvania.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQ and other new products (including the potential for using the Company’s MosaiQ technology to infectious disease diagnostics), current estimates of first quarter and full year fiscal 2022 operating results and expectations regarding our future funding sources. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; adverse results in connection with any ongoing or future legal proceedings; continued or worsening adverse conditions in the general domestic and global economic markets, including as a result of the global COVID-19 pandemic; as well as the other risks set forth in the Company's filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo, Quotient MosaiQ and MosaiQ™ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT: Peter Buhler, Chief Financial Officer – peter.buhler@quotientbd.com; +41 22 545 52 26

Quotient Limited
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)
	Quarter Ended
	June 30,
	2021	2020
Revenue:
Product sales	$9,041	$8,924
Other revenues	48	—
Total revenue	9,089	8,924
Cost of revenue	(5,290)	(5,414)
Gross profit	3,799	3,510
Operating expenses:
Sales and marketing	(2,493)	(2,243)
Research and development, net	(12,477)	(11,450)
General and administrative expense	(10,806)	(9,538)
Total operating expense	(25,776)	(23,231)
Operating loss	(21,977)	(19,721)
Other income (expense)
Interest expense, net	(632)	(5,926)
Other, net	(1,791)	233
Other expense, net	(2,423)	(5,693)
Loss before income taxes	(24,400)	(25,414)
Provision for income taxes	2	(15)
Net loss	$(24,398)	$(25,429)
Other comprehensive income (loss):
Change in fair value of effective portion of foreign currency cash flow hedges	$(112)	$(3)
Change in unrealized gain on short-term investments	(121)	(404)
Foreign currency gain (loss)	217	146
Provision for pension benefit obligation	15	13
Other comprehensive loss	(1)	(248)
Comprehensive loss	$(24,399)	$(25,677)
Net loss available to ordinary shareholders - basic and diluted	$(24,398)	$(25,429)
Loss per share - basic and diluted	$(0.24)	$(0.32)
Weighted-average shares outstanding - basic and diluted	101,390,749	80,485,985

Quotient Limited
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2021	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$114,547	$45,673
Short-term investments	52,112	65,999
Trade accounts receivable, net	4,452	5,323
Inventories	23,161	22,011
Prepaid expenses and other current assets	8,292	4,870
Total current assets	202,564	143,876
Restricted cash	8,306	9,024
Property and equipment, net	38,134	38,530
Operating lease right-of-use assets	21,716	22,011
Intangible assets, net	603	619
Deferred income taxes	239	255
Other non-current assets	4,984	4,956
Total assets	$276,546	$219,271
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,616	$4,659
Accrued compensation and benefits	8,314	11,833
Accrued expenses and other current liabilities	10,656	13,889
Current portion of long-term debt	30,208	24,167
Current portion of operating lease liability	3,374	3,446
Current portion of finance lease obligation	883	835
Total current liabilities	58,051	58,829
Long-term debt, less current portion	188,388	137,936
Convertible loan derivatives	29,886	—
Operating lease liability, less current portion	20,872	20,907
Finance lease obligation, less current portion	440	445
Deferred income taxes	1,649	1,824
Defined benefit pension plan obligation	7,218	6,896
7% Cumulative redeemable preference shares	21,738	21,475
Total liabilities	328,242	248,312
Commitments and contingencies
Shareholders' equity (deficit):
Ordinary shares (nil par value) 101,527,188 and 101,264,412 issued and outstanding at June 30, 2021 and March 31, 2021 respectively	540,734	540,813
Additional paid in capital	39,939	38,116
Accumulated other comprehensive loss	(16,066)	(16,065)
Accumulated deficit	(616,303)	(591,905)
Total shareholders' equity (deficit)	(51,696)	(29,041)
Total liabilities and shareholders' equity (deficit)	$276,546	$219,271

Quotient Limited
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Quarter ended
	June 30,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(24,398)	$(25,429)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and loss on disposal of fixed assets	1,389	1,953
Share-based compensation	1,823	960
Increase in deferred lease rentals	176	169
Swiss pension obligation	188	253
(Accretion) amortization of deferred debt issue costs and discount	(4,011)	2,078
Change in fair value of convertible loan derivatives	1,984	—
Accrued preference share dividends	263	263
Income taxes	(170)	15
Net change in assets and liabilities:
Trade accounts receivable, net	893	(587)
Inventories	(834)	(638)
Accounts payable and accrued liabilities	(2,203)	(1,514)
Accrued compensation and benefits	(3,671)	(2,025)
Other assets	(3,482)	(306)
Net cash used in operating activities	(32,053)	(24,808)
INVESTING ACTIVITIES:
Increase in short-term investments	(4,500)	—
Realization of short-term investments	18,551	29,314
Purchase of property and equipment	(1,405)	(830)
Net cash provided by investing activities	12,646	28,484
FINANCING ACTIVITIES:
Repayment of finance leases	(213)	(171)
Proceeds from issuance of long-term debt	104,222	—
Debt issuance costs	(3,732)	—
Repayments of long-term debt	(12,083)	—
(Cost of) proceeds from issuance of ordinary shares and warrants	(79)	59
Net cash provided by (used in) financing activities	88,115	(112)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(552)	(158)
Change in cash, cash equivalents and restricted cash	68,156	3,406
Beginning cash, cash equivalents and restricted cash	54,697	12,940
Ending cash, cash equivalents and restricted cash	$122,853	$16,346
Supplemental cash flow disclosures:
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$114,547	$7,325
Restricted cash	8,306	9,021
Total cash, cash equivalents and restricted cash	$122,853	$16,346